EXHIBIT 10.2.1
March 30, 2009
Delta Apparel, Inc.
M.J. Soffe, LLC
Junkfood Clothing Company
322 South Main Street
Greenville, South Carolina 29601
Attention: Ms. Deb Merrill
The CIT Group/Commercial Services
301 South Tryon Street
Charlotte, North Carolina 28202
Attention: Mr. Jeff Lewis
IDB Bank
511 Fifth Avenue
New York, New York 10017
Attention: Mr. Andrew Ballta
PNC Bank, National Association
4720 Piedmont Row Drive, Suite 300
Charlotte, North Carolina 28210
Attention: Mr. Alex Council
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Loan and Security Agreement dated September 21, 2007, among Delta Apparel, Inc., a Georgia corporation (“Delta”), M.J. Soffe, LLC, a North Carolina limited liability company and successor to M.J. Soffe Co. (“Soffe”), Junkfood Clothing Company, a Georgia corporation (“JCC”; Delta, Soffe and JCC being hereinafter collectively referred to as “Borrowers” and each individually as a “Borrower”), Wachovia Bank, National Association, a national banking association, in its capacity as agent (together with its successors in such capacity, “Agent”) for the financial institutions party thereto from time to time as lenders (collectively, “Lenders”) and such Lenders (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers. All capitalized terms used in this letter amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     Borrowers have requested, pursuant to Section 2.5 of the Loan Agreement, that the Commitments under the Loan Agreement be increased by $10,000,000 to $110,000,000 (the “Commitment Increase”).
     Each of the existing Lenders has informed Agent that it has elected not to fund its respective Pro Rata Share of the amount of the Commitment Increase, and as a result, Borrowers have requested that PNC Bank, National Association (“New Lender”) become a Lender and fund the full amount of the requested Commitment Increase.
     Pursuant to that certain Joinder Agreement dated as of the date hereof (the “New Lender Joinder Agreement”), New Lender has agreed to be joined to the Loan Agreement as a Lender, has assumed all of the responsibilities of a Lender thereunder, and has accepted the full amount of the Commitment Increase as its Commitment under the Loan Agreement.
     In connection with Borrowers’ request to increase the Commitments and New Lender’s execution and delivery of the New Lender Joinder Agreement, Agent and Borrowers have agreed that the Increase Effective Date for such requested Commitment Increase shall be the date set forth below in this letter amendment and, with the consent and approval of Borrowers, Agent hereby confirms to Lenders by delivery of this letter amendment the final allocation of such increase as of the Increase Effective Date.
     Agent, New Lender and Borrowers are entering into this letter amendment in order to reflect the joinder of New Lender as a Lender under the Loan Agreement and the corresponding changes to the Commitments thereunder set forth on Schedule 1.21 to the Loan Agreement.
     The parties hereto desire to amend the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Amendments to Loan Agreement, Financing Agreements. Subject to the satisfaction of the conditions precedent set forth herein, the Loan Agreement is hereby amended, pursuant to the terms of Section 2.5 thereof, by deleting Schedule 1.21 to the Loan Agreement in its entirety and by substituting in lieu thereof the Schedule 1.21 attached to this Amendment, and pursuant to the requirements of Section 2.5 of the Loan Agreement, Agent hereby delivers to Lenders and Borrowers a copy of this amendment. In furtherance of the foregoing, upon the effectiveness of this letter amendment, all references to “Lender” or “Lenders” contained in the Loan Agreement and the other Financing Agreements shall be deemed to include PNC Bank, National Association, in its capacity as a Lender under the Loan Agreement.
     2. Determination of Increase Effective Date; Confirmation to Lenders Thereof. Subject to the satisfaction of the conditions precedent set forth herein, Agent and Borrowers have determined that the Increase Effective Date for the Borrowers’ requested Commitment increase shall be March 30, 2009, and by delivery of this letter amendment to Lenders, with the consent and approval of Borrowers (as indicated by their signatures below), Agent hereby confirms in writing to Lenders the final allocation of such increase as of the Increase Effective Date. New Lender agrees that it shall make and extend Loans and Letter of Credit Obligations to Borrowers in an amount such that the amount of outstanding Loans and Letter of Credit Obligations from each Lender shall equal such Lender’s respective Pro Rata Share of the Commitments, as modified in this letter amendment to give effect to such increase, multiplied by the aggregate amount of Loans outstanding and Letter of Credit Obligations from all Lenders.
     3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Financing Agreements.
     4. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans as of the opening of business on March 30, 2009, totaled $90,571,073.21.
     5. Representations and Warranties. Each Borrower represents and warrants to Agent and the Lenders, to induce Agent and New Lender to enter into this amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.
     6. Conditions Precedent. The amendments set forth in Section 2 of this letter amendment shall be effective as of the Increase Effective Date set forth above, subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, on such Increase Effective Date unless satisfaction thereof is specifically waived in writing by Agent:
     (a) No Default or Event of Default shall be in existence;
     (b) Agent shall have received a duly executed counterpart of this Amendment from each of the parties hereto;
     (c) Agent shall have received a duly executed counterpart of the New Lender Joinder Agreement from each of the parties thereto;
     (d) Agent shall have received a duly executed counterpart of that certain Certificate Regarding Commitment Increase from each of the parties thereto; and
     (e) Agent and Lenders shall have received a legal opinion from counsel to Borrowers in form and substance acceptable to Agent that the requested Commitment Increase provided for herein does not violate any Material Contract of any Borrower.
     7. No Novation, etc. Except as otherwise expressly provided in this letter amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect. This letter amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
     8. Release of Claims. To induce Agent and New Lender to enter into this letter amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Financing Agreements or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
     9. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter amendment.
     10. Miscellaneous. This letter amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Upon the effectiveness of this letter amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this letter amendment. In consideration of Agent’s and the New Lender’s willingness to enter into this letter amendment, Borrowers jointly and severally, agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this letter amendment and any other Financing Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby. This letter amendment shall be effective upon acceptance by Agent (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia. This letter amendment shall be binding upon and inure to the benefit of Agent, Lenders, and Borrowers and their respective successors and assigns. This letter amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By: Name: Title:	/s/ Dan Denton Dan Denton Director
[Acknowledgment and Agreement on following page.]

ACKNOWLEDGED AND AGREED:

BORROWERS:

DELTA APPAREL, INC.

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP and CFO

M.J. SOFFE, LLC

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP and CFO

JUNKFOOD CLOTHING COMPANY

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP and CFO

NEW LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Virginia L. Kiseljack Virginia L. Kiseljack
Title:	Senior Vice President

SCHEDULE 1.21
to
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Commitments

Name of Lender	Commitment

1. Wachovia Bank, National Association	$60,000,000

2 The CIT Group/Commercial Services, Inc.	$20,000,000

3. IDB Bank	$20,000,000

4. PNC Bank, National Association	$10,000,000